Exhibit 99.2

TURNING POINT BRANDS ANNOUNCES PROPOSED REGISTERED BLOCK TRADE OF TWO MILLION SHARES OF COMMON STOCK BY STANDARD GENERAL

LOUISVILLE, KY.--(BUSINESS WIRE)-- Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients, today announced the proposed registered block trade of 2,000,000 shares of the Company’s common stock by funds affiliated with Standard General L.P. (the “Standard General Funds” or the “Selling Stockholders”). In addition, the Standard General Funds are expected to grant the underwriter the option to purchase up to 300,000 shares of the common stock from them to cover over-allotments, if any, which will be exercisable for two business days. The offer and sale are and will be made pursuant to the Company’s Registration Statement on Form S-3 declared effective by the Securities and Exchange Commission (the “SEC”) on August 14, 2020 (Registration No. 333-240310).

The Company is not offering any shares of common stock in this offering and will not receive any proceeds from the sale by the Selling Stockholders of shares of the common stock.

Barclays is acting as the underwriter for the offering. The Company has filed a registration statement (including a prospectus) with the SEC, which has become effective, as well as a preliminary prospectus supplement with respect to the offering to which this communication relates. Prospective investors should read the preliminary prospectus supplement and the prospectus in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, the underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to: Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11747, telephone: (888) 603-5847, email: Barclaysprospectus@broadridge.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the shares of Company’s common stock or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic core brands Zig-Zag(R) and Stoker’s(R), and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America in addition to certain web sites.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the SEC and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Robert Lavan, Senior Vice President, CFO
ir@tpbi.com (502) 774-9238